UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2010

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2010, Advanced Micro Devices, Inc. (the “Company”) and Thomas M. McCoy, the Company’s Executive Vice President, Legal and Public Affairs, entered into an Executive Transition Agreement and General Release (the “Agreement”) pursuant to which Mr. McCoy will resign his employment with the Company, its subsidiaries, joint ventures or other affiliates (the “AMD Parties”) effective December 31, 2010 (the “Resignation Date”). Effective June 30, 2010, Mr. McCoy will no longer serve as an executive officer of the Company. However, he will continue to assist the Company with certain transition duties. Mr. McCoy will continue to receive his current base salary compensation through the Resignation Date. In addition, during this period, his stock options and restricted stock units will continue to vest, and he will continue to be eligible for health and other insurance benefits. Under the Agreement, Mr. McCoy will also receive a $4,000,000 performance bonus (“Performance Bonus”) in recognition and acknowledgment of the contributions that Mr. McCoy provided to the Company in connection with the AMD vs. Intel antitrust litigation settled in November 2009 and related achievements. Pursuant to the terms of the Agreement, the Performance Bonus was paid in a single lump sum on June 30, 2010.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the agreement.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Transition Agreement and General Release by and between Advanced Micro Devices, Inc., and its subsidiaries, joint ventures or other affiliates and Thomas M. McCoy dated June 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010	ADVANCED MICRO DEVICES, INC.

	By:	/S/ FAINA MEDZONSKY
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Transition Agreement and General Release by and between Advanced Micro Devices, Inc., and its subsidiaries, joint ventures or other affiliates and Thomas M. McCoy dated June 29, 2010.